Exhibit 4.32

CONTRATO DE RESOLUCIÓN DE MUTUO ACUERDO DEL

CONSULTANCY SERVICES AGREEMENT SUSCRITO ENTRE FERROATLÁNTICA, S.A.U.

Y AURINKA PHOTOVOLTAIC GROUP, S.L. EL 28 DE ABRIL DE 2017

celebrado entre

FERROATLÁNTICA, S.A.U.,

(“FAT”)

AURINKA PHOTOVOLTAIC GROUP, S.L.

(“Aurinka”)

GRUPO FERROATLÁNTICA, S.A.U.

(“GFAT”)

Y

FERROSOLAR OPCO GROUP, S.L.

(“OpCo”)

En Madrid, a 11 de julio de 2019

CONTRATO DE RESOLUCIÓN DE MUTUO ACUERDO DEL CONSULTANCY SERVICES AGREEMENT SUSCRITO ENTRE FERROATLÁNTICA, S.A.U.Y AURINKA PHOTOVOLTAIC GROUP, S.L. EL 28 DE ABRIL DE 2017

En Madrid, a 11 de julio de 2019

REUNIDOS

DE UNA PARTE

(1)

Dña. Clara Cerdán Molina, mayor de edad, de nacionalidad española, Abogado, con D.N.I nº 48498082-Y, en vigor, y domicilio a estos efectos en Paseo de la Castellana, nº 259-D- Torre Espacio, planta 49, 28046, Madrid.

Interviene en nombre y representación de la sociedad FerroAtlántica, S.A.U., domiciliada en Torre Espacio, Paseo de la Castellana, 259-D, Planta 49, 28046 - Madrid, constituida por tiempo indefinido mediante escritura otorgada ante el notario de Madrid, D. Raul Vall Vidardell, el día 29 de septiembre de 1992, bajo el número 3.016 de orden de su protocolo, inscrita en el Registro Mercantil de Madrid al tomo 3720, folio 188, hoja M-63610, y con Código de Identificación Fiscal A-80420516 (“FAT”). Ostenta dicha representación, que asegura vigente, en virtud de escritura de apoderamiento otorgada ante el Notario de Madrid, D. Jaime Recarte Casanova, el 14 de septiembre de 2016, con número de protocolo 3.695, la cual fue debidamente inscrita en la hoja registral abierta a dicha sociedad en el Registro Mercantil de Madrid, al tomo 29861, folio 175, sección 8, hoja M-63610.

Interviene, asimismo, en nombre y representación de la sociedad Ferrosolar OpCo Group, S.L.,  domiciliada en Torre Espacio, Paseo de la Castellana, 259-D, Planta 49, 28046 - Madrid, constituida por tiempo indefinido mediante escritura otorgada ante el notario de Madrid, D. Antonio de la Esperanza Rodríguez, el día 31 de mayo de 2016, bajo el número 2.079 de orden de su protocolo, inscrita en el Registro Mercantil de Madrid al tomo 34796, folio 167, hoja M-625889, y con Código de Identificación Fiscal B-87576567 (en adelante, “Opco”). Ostenta dicha representación, que asegura vigente, en virtud de su cargo de apoderado, en virtud de poder otorgado a su favor por dicha sociedad, el cual ha sido elevado a público en el día de hoy, mediante escritura otorgada ante el Notario de Madrid, D. Ignacio Manrique Plaza.

Interviene, igualmente, en nombre y representación de la sociedad Grupo FerroAtlántica, S.A.U., domiciliada en Torre Espacio, Paseo de la Castellana, 259-D, Planta 49, 28046 - Madrid, constituida por tiempo indefinido mediante escritura otorgada ante el notario de Madrid, D. Jaime Recarte Casanova, el día 19 de octubre de 2007, bajo el número 3.838 de orden de su protocolo, inscrita en el Registro Mercantil de Madrid al tomo 24921, folio 24, , hoja M-448707, y con Código de Identificación Fiscal A-85255370 (“GFAT”). Ostenta dicha representación, que asegura vigente, en virtud de escritura pública de apoderamiento otorgada ante el Notario de Madrid, D. Jaime Recarte Casanova, el 14 de septiembre de 2016, con número de protocolo 3.699, la cual fue debidamente inscrita en la hoja registral abierta a dicha sociedad en el Registro Mercantil de Madrid al tomo 34508, folio 177, sección 8, hoja M-448707.

Y  DE OTRA PARTE

(2)

D. Benjamín Llaneza Caruana, de nacionalidad española, mayor de edad, casado, con domicilio profesional en Calle Marie Curie, 19, Edificio Autocampo II, oficina 2-2, 28521 – Rivas Vaciamadrid, Madrid, y con Documento Nacional de Identidad número 50446574-F, en vigor.

Interviene en nombre y representación de la sociedad Aurinka Photovoltaic Group, S.L.,  domiciliada en Calle Marie Curie, 19, Edificio Autocampo II, oficina 2-2, 28521 – Rivas Vaciamadrid, Madrid, constituida por tiempo indefinido mediante escritura pública otorgada ante el notario de Guadarrama, D. Agustín Diego Isasa, el día  9 de noviembre de 2.010, bajo el número 1.615 de orden de su protocolo,  inscrita en el Registro Mercantil de Madrid al tomo 28.345 , folio 156, hoja M-510497, y con Código de Identificación Fiscal B-86070547 (“Aurinka”). Ostenta dicha representación, que asegura vigente, en virtud de su cargo de Administrador Único de la misma, en virtud de escritura de constitución antes mencionada.

En adelante, FAT y Aurinka serán conjuntamente denominadas las “Partes” y cada una de ellas individualmente una “Parte”.

Las Partes, OpCo y GFAT declaran tener capacidad legal suficiente para celebrar este contrato, por lo que

EXPONEN

(A)

Que, con fecha 20 de diciembre de 2016, GFAT, Silicio Ferrosolar, S.L.U., FAT, Blue Power Corporation, S.L. (“Blue Power”) y Aurinka suscribieron un acuerdo de Joint Venture, el cual fue elevado a público ese mismo día, ante el notario de Madrid, D. Ignacio Manrique Plaza, con el número 3.539 de su protocolo, y posteriormente fue novado mediante acuerdo suscrito entre las Partes de fecha 24 de febrero de 2017, que fue elevado a público ese mismo día, ante el notario de Madrid, D. Ignacio Manrique Plaza, con el número 524 de su protocolo (en adelante, el acuerdo de Joint Venture según resulta tras la novación del mismo, será denominado el “JVA”).

(B)

Que las Partes, Silicio Ferrosolar, S.L.U., GFAT, FerroAtlántica Participaciones, S.L.U. (la “Sociedad Beneficiaria”), Blue Power,  OpCo y  Ferrosolar R&D, S.L., han suscrito, en el día de hoy, un contrato-marco de transacción, de resolución del JVA y demás acuerdos derivados del mismo y asunción de compromisos complementarios (en adelante, el “Contrato de Transacción”).

(C)

Que, como consecuencia de la decisión de resolver y extinguir el JVA, en virtud de lo dispuesto en la Cláusula 2 del Contrato de Transacción, las Partes llevarán a cabo una serie de actuaciones en unidad de acto, entre las que se encuentra la suscripción de un contrato de resolución y extinción de mutuo acuerdo del consultancy services agreement suscrito el 28 de abril de 2017 entre FAT y Aurinka (el “Contrato de Consultoría”).

(D)

Que, OpCo es propietaria de un conjunto de activos sitos en c/ Ucrania nº6 y 8, Puertollano, Ciudad Real entre los que se incluyen activos provenientes de la antigua fábrica de una empresa denominada Silicio Solar.

(E)

Que GFAT, como accionista único, está actualmente llevando a cabo un proceso de reorganización societaria y empresarial en su filial FAT, con el objeto de promover y facilitar la gestión separada e independiente de cada una de las ramas de negocio. En este contexto, el pasado 2 de abril de 2019, se firmó ante notario la escisión parcial sin extinción de FAT mediante la transmisión en bloque y por sucesión universal de su rama financiera del negocio, consistente en la tenencia de participaciones, acciones y/o cuotas sociales que confieren la mayoría del capital social en otras sociedades, a favor de una sociedad de la Sociedad Beneficiaria, recibiendo el accionista único, esto es GFAT, la totalidad de las participaciones sociales en que se  divide el capital social de la Sociedad Beneficiaria. La transmisión en bloque que se traspasa a la Sociedad Beneficiaria incluye, entre otras, las participaciones sociales de OpCo que antes de la ejecución de la escisión financiera eran propiedad de FAT. Por tanto, dado que con fecha 28 de junio de 2019 se inscribió la referida escisión y la Sociedad Beneficiaria quedó efectivamente constituida, a día de hoy es la Sociedad Beneficiaria la titular de todas las participaciones sociales de OpCo trasmitidas en virtud de dicha escisión.

En virtud de lo anterior, las Partes, reconociéndose mutuamente capacidad para ello, acuerdan suscribir el presente acuerdo (el “Acuerdo de Resolución”) con sujeción a las siguientes

CLÁUSULAS

1.	RESOLUCIÓN DE MUTUO ACUERDO

Las Partes acuerdan libremente resolver de mutuo acuerdo el Contrato de Consultoría con efectos a partir del 1 de enero de 2019.

Como consecuencia de lo expuesto anteriormente,  el Contrato de Consultoría queda resuelto y extinguido con efectos a partir del 1 de enero de 2019.

2.	INDEMNIZACIÓN POR RESOLUCIÓN ANTICIPADA

Las Partes acuerdan que Aurinka reciba una indemnización en concepto daños y perjuicios, incluyendo el lucro cesante, por resolución anticipada del Contrato de Consultoría en compensación de los perjuicios que ello le ocasione (la “Indemnización”). Dicha Indemnización consistirá en:

a)	Una cantidad de DOS MILLONES QUINIENTOS MIL EUROS (2.500.000 €), de conformidad con los siguientes términos:

(i)

La cantidad de DOSCIENTOS CINCUENTA MIL EUROS (250.000 €), que fue transferida en concepto de anticipo el 21 de junio de 2019 a la cuenta bancaria número ES3421006076540200074761 abierta a nombre de Aurinka en La Caixa,  y sobre la que Aurinka otorga en este acto la más amplia y firme carta de pago.

(ii)	La cantidad de UN MILLÓN CIENTO VEINTICINCO MIL EUROS (1.125.000 €) se transferirá a la cuenta bancaria señalada en el apartado (i) anterior no más tarde del 12 de julio de 2019.
(iii)	La cantidad restante de UN MILLÓN CIENTO VEINTICINCO MIL EUROS (1.125.000 €) se transferirá a la cuenta bancaria señalada en el apartado (i) anterior no más tarde del 27 de julio de 2019.
b)

Un derecho de opción de compra a  favor de Aurinka sobre la maquinaria de la antigua fábrica de Silicio Solar que no sea necesaria para el desarrollo del negocio de OpCo, en los términos y condiciones que se regulan en el borrador del contrato de opción de compra de la referida maquinaria adjunto al presente Acuerdo de Resolución como Anexo 1, el cual será firmado por OpCo y Aurinka en unidad de acto con la firma de este Acuerdo de Resolución.

En virtud del presente Acuerdo de Resolución, las Partes, OpCo y GFAT acuerdan que el justificante de las transferencias indicadas en el apartado a) anterior supondrá el otorgamiento de la más amplia y firme carta de pago por parte de Aurinka por los importes transferidos, salvo buen fin de las transferencias indicadas.

Aurinka declara expresamente su conformidad a todos los efectos legales oportunos con la Indemnización aquí pactada.

Asimismo, las Partes hacen constar que la cantidad acordada en concepto de Indemnización por importe de DOS MILLONES QUINIENTOS MIL EUROS (2.500.000 €) mencionada en el apartado a) anterior, no es contraprestación de prestaciones de servicios, ni entregas de bienes, realizadas o pendientes de realizar en el marco del Contrato de Consultoría que es objeto de resolución en virtud del presente Acuerdo de Resolución.

Del mismo modo, tampoco supone la contraprestación de una obligación de no hacer. Al contrario, se trata de una cantidad que compensa los daños y perjuicios correspondientes, incluyendo el lucro cesante, ocasionado a Aurinka por la resolución anticipada del Contrato de Consultoría.

3.	AUSENCIA DE RECLAMACIONES Y RENUNCIA DE LAS PARTES
3.1

Las Partes expresamente declaran que no tienen nada que reclamarse la una a la otra ni a la Sociedad Beneficiaria en virtud de lo dispuesto en el Contrato de Consultoría y que no existen a día de hoy deudas pendientes (a salvo del abono de la Indemnización), facturas pendientes de abono, reclamaciones, daños o contingencias pendientes derivadas del Contrato de Consultoría, que puedan ser objeto de reclamación por parte de ninguna de ellas ni en relación con terceros, renunciando las Partes a ejercitar entre sí y/o frente a la Sociedad Beneficiaria acciones judiciales o extrajudiciales derivadas de lo dispuesto en el

Contrato de Consultoría y declarando no tener nada que reclamar contra ningún tercero en virtud de lo dispuesto Contrato de Consultoría ni en relación con los servicios objeto del mismo.
3.2	Asimismo, Aurinka se compromete expresamente frente a GFAT, FAT, OpCo y R&D, así como frente a la Sociedad Beneficiaria, a:
a)

mantenerlas a todas ellas indemnes de cualesquiera reclamaciones de cualquier naturaleza, incluyendo, a título enunciativo y no limitativo, reclamaciones de carácter laboral, de la Seguridad Social, fiscales y tributarias, administrativas, regulatorias, civiles, contractuales y/o extracontractuales que, a consecuencia de la cancelación del Contrato de Consultoría y de las consecuencias que de ello se deriven, pudieran dirigir contra cualquiera de dichas entidades cualesquiera terceros, incluyendo, a título enunciativo y no limitativo, los siguientes: Blue Power, los socios y/o administradores de Aurinka y/o de Blue Power, entidades pertenecientes al mismo grupo de sociedades al que pertenecen Aurinka y/o Blue Power (en el sentido establecido en el artículo 42 del Código de Comercio), cualquier persona o entidad vinculada con Aurinka y/o Blue Power (según lo establecido en el artículo 18 de la Ley 27/2014, de 27 de noviembre, del Impuesto sobre Sociedades),  cualquier contratista, proveedor y subcontratista de OpCo, R&D, Aurinka y/o Blue Power y/o cualquier persona que sea empleada de, o trabaje para, OpCo, R&D, Aurinka y/o Blue Power; y

b)

indemnizarlas de cualquier daño o perjuicio que pudiera sufrir cualquiera de ellas a consecuencia de cualquier reclamación de tercero que pudiera traer causa de la cancelación del Contrato de Consultoría y de las consecuencias que de ello se deriven, sin limitación, incluyendo cualquier pérdida o daño, incluido el daño emergente y el lucro cesante, perjuicio, carga, garantía, fianza, responsabilidad, pasivo, minusvalía, sanción, recargo, interés o gasto (incluidos costas y honorarios de abogados, procuradores, fedatarios, auditores, contables, expertos, peritos u otros profesionales en los que hubiese incurrido razonablemente).

4.	CESIÓN

Las Partes acuerdan que Aurinka no podrá ceder su posición contractual, ni ninguno de sus derechos y obligaciones bajo el presente Acuerdo de Resolución sin el consentimiento previo, expreso y por escrito de OpCo.

5.	LEY APLICABLE Y JURISDICCIÓN

Las obligaciones y derechos de las Partes, en lo no previsto expresamente en este Acuerdo de Resolución, se regirán por lo dispuesto en legislación española común y quedan sometidas a la jurisdicción de los Juzgados y Tribunales de Madrid capital.

[Sigue hoja de firmas]

Y PARA QUE CONSTE Y EN PRUEBA DE CONFORMIDAD, las Partes firman este Acuerdo de Resolución por duplicado, a un solo efecto, en el lugar y en la fecha indicados en el encabezamiento, visando cada página.

AURINKA PHOTOVOLTAIC GROUP, S.L.FERROATLÁNTICA, S.A.U.

FERROSOLAR OPCO GROUP, S.L.            GRUPO FERROATLÁNTICA, S.A.U.

Anexo 1 – Borrador del contrato de opción de compra